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                                                                    Exhibit 21.1



                             CLAYTON HOLDINGS, INC.

                                  SUBSIDIARIES

                                         JURISDICTION OF INCORPORATION OR      NAME UNDER WHICH SUBSIDIARY
NAME                                     ORGANIZATION                          DOES BUSINESS
GRP Holdings, Inc.                       Delaware                              GRP Holdings, Inc.
Clayton Services, Inc.                   Delaware                              Clayton Services, Inc.
Clayton Technologies, Inc.               Delaware                              Clayton Technologies, Inc.
First Madison Services, Inc.             Delaware                              First Madison Services, Inc.
Quantum Servicing Corporation            Delaware                              Quantum Servicing Corporation
AG NI Holdings, Inc.                     Delaware                              AG NI Holdings, Inc.
TMHC Holdings, Inc.                      Delaware                              TMHC Holdings, Inc.
Clayton Fixed Income Services Inc.       Colorado                              Clayton Fixed Income Services Inc.
                                                                               (formerly The Murrayhill Company)
Clayton IPS Corporation                  Colorado                              Clayton IPS Corporation
                                                                               (formerly Murrayhill IPS Corporation)